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                                                                     EXHBIT 99.1



FOR IMMEDIATE RELEASE                                              April 2, 2002
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For additional information contact:
         John W. Prosser, Jr.
         Senior Vice President
         Finance & Administration
         626.578.3500

               Jacobs Engineering Group Inc. Completes Stock Split

PASADENA, CALIF. - Jacobs Engineering Group Inc. (NYSE:JEC) announced today the completion of its two-for-one stock split, paid in the form of a stock dividend, to shareholders of record on March 1, 2002. Shareholders received one additional share of Jacobs common stock for each share owned on the record date. The total number of shares of common stock outstanding after the split is approximately
54.3 million.

The stock split was first announced by Jacobs on February 12, 2002.

Jacobs Engineering Group Inc. is one of the world's largest providers of technical professional services. With more than 21,000 home office employees, the company offers full-spectrum support to industrial, commercial, and government clients in diverse markets. Services include scientific and specialty consulting as well as all aspects of design, construction, and operations & maintenance.

Any statements made in this release that are not based on historical fact are forward-looking statements. Any forward-looking statements made in this release represent management's best judgment as to what may occur in the future. However, Jacobs' actual outcome and results are not guaranteed and are subject to certain risks, uncertainties and assumptions ("Future Factors"), and may differ materially from what is expressed. For a description of Future Factors that could cause actual results to differ materially from such forward-looking statements, see the discussion under the section "Forward-Looking Statements" included in Management's Discussion and Analysis filed as part of Exhibit 13 to the Company's 2001 Annual Report on Form 10-K.

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